UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2015, Banc of California, National Association (the “Bank”), a wholly owned subsidiary of Banc of California, Inc. (the “Company”), entered into an employment agreement with James McKinney, which contemplates that Mr. McKinney will serve as Executive Vice President and Principal Accounting Officer of the Company and the Bank, respectively, effective September 1, 2015 (the “Commencement Date”). Before agreeing to join the Bank, Mr. McKinney, age 35, had served since November 2012 as Vice President and Controller of International Lease Finance Corporation (“ILFC”), a wholly owned subsidiary of American International Group, Inc, and the world’s largest independent aircraft lessor. Subsequent to the acquisition of ILFC by AerCap Aviation Solutions in May 2014, Mr. McKinney managed the stub period financial statement audit in addition to leading the finance transformation initiative. Prior thereto, Mr. McKinney was employed at RBS Citizens Asset Finance from 2004-2012 in various capacities, culminating in the position of Vice President, Head of Balance Sheet Management, Operations and Strategy. Prior thereto he served in various financial and accounting roles at KPMG and the Federal Reserve Bank of Chicago.

The term of Mr. McKinney’s employment agreement ends on April 1, 2018 (the “Term End Date”), subject to one-year extensions commencing on the Term End Date and on each anniversary of the Term End Date unless the Bank timely notifies Mr. McKinney that the term will not be so extended. The agreement provides Mr. McKinney with a minimum annual base salary of $325,000, subject to annual review and increase by the Bank. With respect to each fiscal year during the term of the agreement, Mr. McKinney is eligible to receive an annual bonus, with a target bonus equal to 50% of base salary. The agreement also entitles Mr. McKinney to: (1) a $20,000 signing bonus paid 60 days following the Commencement Date, subject to reduction, on a dollar-for-dollar basis, by the amount of any out-of-pocket expenses (including relocation, legal fees and other business related expenses) incurred by Mr. McKinney for which he has sought reimbursement from the Company within 30 days after the Commencement Date; and (2) a grant under the Company’s 2013 Omnibus Stock Incentive Plan of 25,000 restricted shares of the Company’s common stock (the “Signing Grant”), with such shares vesting in five equal annual installments beginning on the first anniversary of the Commencement Date.

In the event that the Bank terminates Mr. McKinney’s employment prior to the Term End Date without “cause” or Mr. McKinney resigns with “good reason,” he will be entitled to: (1) severance pay, paid monthly for the lesser of 18 months and the number of months remaining prior to the Term End Date as of the date of termination, in an amount per month equal to $27,083.33 (Mr. McKinney’s base salary in effect on the Commencement Date of $325,000 divided by 12); and (2) accelerated vesting in full of any then-unvested portion of the Signing Grant. If the Bank terminates Mr. McKinney’s employment without cause after the Term End Date and during an extension of the term of the agreement, he will be entitled to severance pay of $27,083.33 per month for the lesser of six months and the number of months remaining until the next anniversary of the Term End Date. Mr. McKinney also is subject to non-solicitation restrictions during the term of the agreement and for a specified period after the termination of his employment (with the duration of such period depending on the circumstances of the termination of his employment), as well as perpetual confidentiality restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

August 4, 2015	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President and General Counsel

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